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                                                                    EXHIBIT 3.95


                              AGREEMENT OF MERGER


     AGREEMENT OF MERGER, dated this 31st day of August, 2001, pursuant to section 251 of the General Corporation Law of the State of Delaware, between API Electronics, Inc., a Delaware Corporation and API Acquisition Corp., a Delaware Corporation.

     WITNESSETH that:

     WHEREAS, all of the constituent corporations desire to merge into a single corporation, as hereinafter specified; and

     WHEREAS, the registered office of said API Electronics, Inc. in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company; and the registered office of API Acquisition Corp. in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

     NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

     FIRST: API Electronics, Inc. hereby merges into itself API Acquisition Corp. and said API Acquisition Corp. shall be and hereby is merged into API Electronics, Inc. which shall be the surviving corporation.

     SECOND: The Certificate of Incorporation of API Electronics, Inc., which is the surviving corporation, as heretofore amended and as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

     THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:

     (a) Each share of common stock of the merged corporation which shall be outstanding on the effective date of this Agreement, and all rights in respect thereof shall forthwith be cancelled and no consideration shall be payable with respect to any such shares. Each share of common stock of the surviving
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corporation which shall be outstanding on the effective date of this Agreement, and all rights in respect thereof shall forthwith be (i) exchanged with InvestorLinks.com Inc., an Ontario Corporation the parent of the merged corporation ("IC"), for 32,991.57 shares of IC common stock and A and B warrants to purchase an aggregate of 32,991.57 shares of IC common stock and (ii) cancelled immediately thereafter. The surviving corporation shall issue a new certificate for 100 shares of common stock to IC, which shall represent all of the issued and outstanding shares of the surviving corporation.

     (b) After the effective date of this Agreement, each holder of an outstanding certificate representing shares of common stock of the merged corporation shall surrender the same to the surviving corporation and each such shareholder shall cease to be stockholders of the surviving corporation and shall have no rights as stockholders of the surviving corporation.

     FOURTH: The Terms and conditions of the merger are as follows:

     (a) The by-laws of the surviving corporation as they shall exist on the effective date of this Agreement shall be and remain the by-laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

     (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

     (c) This merger shall become effective upon filing with the Secretary of State of Delaware.

     (d) Upon the merger becoming effective, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.
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     FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this
Agreement may be terminated and abandoned by the Board of Directors of any constituent corporation at any time prior to the time that this Agreement filed with the Secretary of State becomes effective. This Agreement may be amended by the Board of Directors of the constituent corporations at any time prior to the time that this Agreement filed with the Secretary of State becomes effective, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

     IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, and that fact having been certified on said Agreement of Merger by the Secretary of each corporate party hereto, have caused these presents to be executed by the President of each party hereto as the respective act, deed and agreement of each of said corporations on this 31st day of August, 2001.


                                    API ELECTRONICS, INC.

                                    By: _____________________________
                                          Thomas W. Mills, President


                                    API ACQUISITION CORP.

                                    By: _____________________________
                                          Sandra J. Hall, President
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     I, Joanne E. Mills, Secretary of API Electronics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of API Acquisition Corp., a corporation of the State of Delaware, was duly adopted pursuant to section 228 of the General Corporation Law of the State of Delaware by the unanimous written consent of the stockholders holding 197 shares of the capital stock of the corporation same being all of the shares issued and out standing having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said API Electronics, Inc. and the duly adopted agreement and act of the said corporation.

     WITNESS, my hand on this 31st day of August, 2001.

                                    ________________________________
                                    Joanne E. Mills, Secretary
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     I, Joanne E. Mills, Secretary of API Electronics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of API Acquisition Corp., a corporation of the State of Delaware, was duly adopted pursuant to section 228 of the General Corporation Law of the State of Delaware by the written consent of the stockholders holding 100 shares of the capital stock of the corporation same being 50.76 percentum of the shares issued and out standing having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said API Electronics, Inc. and the duly adopted agreement and act of the said corporation.

     WITNESS, my hand on this 31st day of August, 2001.

                                    ________________________________
                                    Joanne E. Mills, Secretary
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     I, Sandra J. Hall, Secretary of API Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of API Electronics, Inc., a corporation of the State of Delaware, was duly adopted pursuant to section 228 of the General Corporation Law of the State of Delaware by the unanimous written consent of the stockholders holding 100 shares of the capital stock of the corporation, same being all of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said API Acquisition Corp. and the duly adopted agreement and act of the said corporation.

     WITNESS my hand on this 31st day of August, 2001.


                                         __________________________
                                         Sandra J. Hall, Secretary